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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         March 17, 1999
                                                 -------------------------------





                             TRANSMEDIA NETWORK INC.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                   001-13806                84-6028875
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 (State or Other Jurisdiction      (Commission File          (IRS Employer
       of Incorporation)                Number)           Identification No.)



    11900 Biscayne Boulevard, Suite 460, Miami, Florida                33181
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(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code        (305) 892-3300
                                                  ------------------------------


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             (Former Name or Address, if Changed Since Last Report)


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ITEM 5.  Other Events.

         On March 17, 1999, Transmedia Network Inc., a Delaware corporation (the "Registrant"), entered into an Asset Purchase Agreement (the "Purchase Agreement") with SignatureCard, Inc., an Indiana corporation (the "SignatureCard"), providing for the sale to the Registrant of certain assets of SignatureCard related to a membership program operated under the Dining A La Card trade name and service mark (the "Assets"). SignatureCard is an indirect subsidiary of Montgomery Ward & Co., Incorporated. The consideration includes
(i) cash, in an amount equal to the cash funded by SignatureCard for certain "qualified" rights-to-receive (currently estimated at $36.0 million), (ii) 400,000 shares of Common Stock, par value $.02 per share, of the Registrant (the "Shares") and (iii) options (the "Option") to purchase an additional 400,000 shares of Common Stock of Registrant at any time during the three-year period following the closing at an exercise price of $4.00 per share. Upon satisfaction of certain conditions, SignatureCard may, during the period commencing six months following the closing and ending on the date which is three years following the closing, require the Registrant to repurchase all or part of the Shares at a price of $8.00 per share. In addition, upon satisfaction of certain conditions, the Registrant may be required to share with SignatureCard certain amounts recovered by Registrant from other rights-to-receive acquired but not paid for by the Registrant.

         The closing of the transaction is subject to various conditions, including, among others, the procurement of all material consents, the accuracy of representations and warranties, the performance of covenants, the absence of litigation and the Registrant's obtaining financing to complete the transaction. It is also subject to the requirement that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated.

         The Purchase Agreement is terminable by the Registrant if it is unable to obtain financing on terms acceptable to it; however, the Registrant will be obligated to reimburse SignatureCard for its expenses in connection with the execution of the Purchase Agreement up to a maximum of $250,000 if the Purchase Agreement is terminated because the Registrant's does not obtain financing satisfactory to it. The Purchase Agreement is also terminable by either party if the transactions contemplated thereby have not been consummated before May 31, 1999.

         In connection with the acquisition of the Assets by the Registrant, SignatureCard and the Registrant will enter into a Services Collaboration Agreement (the "Services Agreement") which will provide for an on-going relationship whereby SignatureCard will continue to provide dining members from its airline frequent flyer partner programs and other marketing programs. The Services Agreement will also provide for profit sharing between the Registrant and SignatureCard for 12.5 years from the closing date on those profits attributable to SignatureCard generated members as well as sharing membership fees for those fee paying members either acquired in this transaction or subsequently acquired through SignatureCard.

                               (Page 2 of 3 Pages)
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRANSMEDIA NETWORK INC.


Date: April 1, 1999                   By:    /s/ Stephen E. Lerch
                                          -------------------------------------
                                               Stephen E. Lerch
                                         Executive Vice President and Chief
                                               Financial Officer




                               (Page 3 of 3 Pages)